EXHIBIT 25(b)
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM T-1

                    STATEMENT OF ELIGIBILITY
             UNDER THE TRUST INDENTURE ACT OF 1939
         OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

        CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
        OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)



               THE FIRST NATIONAL BANK OF CHICAGO
      (Exact name of trustee as specified in its charter)

A National Banking Association                    36-0899825
                                               (I.R.S. employer
                                              identification number)

 One First National Plaza, Chicago, Illinois       60670-0126
(Address of principal executive offices)           (Zip Code)

               The First National Bank of Chicago
              One First National Plaza, Suite 0286
                 Chicago, Illinois   60670-0286
    Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
   (Name, address and telephone number of agent for service)



                      IES UTILITIES, INC.
      (Exact name of obligor as specified in its charter)

     Iowa                                         42-0331370
(State or other jurisdiction of                (I.R.S. employer
 incorporation or organization)                 identification number)


     IES Tower
     200 First Street S.E.
     P.O. Box 351
     Cedar Rapids, Iowa                                52406
(Address of principal executive offices)            (Zip Code)


                             Subordinated Debentures
                          (Title of Indenture Securities)





Item 1. General Information. Furnish the following information as to the trustee:

          (a)  Name and address of each examining or
          supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  Whether it is authorized to exercise
          corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.


Item 16.  List of exhibits.   List below all exhibits filed as
          a part of this Statement of Eligibility.

          1.  A copy of the articles of association
              of the trustee now in effect.*

          2.  A  copy  of  the  certificates  of
              authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by
               Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.


     Pursuant  to the requirements of the Trust Indenture
     Act  of  1939,  as amended, the trustee,  The  First
     National   Bank  of  Chicago,  a  national   banking
     association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 14th day of November, 1995.


            The First National Bank of Chicago,
            Trustee,

            By           /s/ John R. Prendiville
                         Vice President


     *Exhibits  1, 2, 3 and 4 are herein incorporated  by
     reference  to Exhibits bearing identical numbers  in
     Item  12 of the Form T-1 of The First National  Bank
     of  Chicago, filed as Exhibit 26 to the Registration
     Statement  on   Form S-3 of The CIT Group  Holdings,
     Inc.   filed   with  the  Securities  and   Exchange
     Commission on February 16, 1993 (Registration No. 33-
     58418).


                           EXHIBIT 6



              THE CONSENT OF THE TRUSTEE REQUIRED
                  BY SECTION 321(b) OF THE ACT



November 14, 1995




Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between IES Utilities, Inc. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                   Very truly yours,

                                   The First National Bank of Chicago


                                   By:  /s/ John R. Prendiville
                                        Vice President

                                EXHIBIT 7

Legal Title of Bank:    The First National Bank  of Chicago
Address:                One First National Plaza, Suite 0460
City, State  Zip:       Chicago, IL  60670-0460
Call Date:  06/30/95 ST-BK:  17-1630 FFIEC 031                       Page RC-1
FDIC Certificate No.:    0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1995

All  schedules  are  to be reported in thousands  of  dollars.
Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet


                            Dollar Amounts in                C400          <-
                                 Thousands       RCFD     BIL MIL THOU


ASSETS
1. Cash and balances due from
   depository institutions (from
   Schedule RC-A):
   a. Noninterest-bearing balances
      and currency and coin(1)                       0081  3,184,875   1.a.
   b. Interest-bearing balances(2)                   0071  8,932,069   1.b.
2. Securities
   a. Held-to-maturity securities
      (from  Schedule RC-B, column A)                1754    249,502   2.a.
   b. Available-for-sale securities
      (from  Schedule RC-B, column D)                1773    536,856   2.b.
3. Federal funds sold and securities
   purchased under agreements to
   resell in domestic offices of
   the bank and its Edge and Agreement
   subsidiaries, and in IBFs:
    a.  Federal Funds sold                           0276  2,897,736   3.a.
    b.  Securities purchased under
        agreements to resell                         0277  1,417,129   3.b.
4. Loans and lease financing
   receivables:
   a. Loans and leases, net of
      unearned income (from
         Schedule RC-C)          RCFD 2122 16,567,408                  4.a.
   b. LESS: Allowance for
      loan and lease losses      RCFD 3123    358,877                  4.b.
   c. LESS: Allocated transfer
        risk   reserve           RCFD 3128          0                  4.c.
   d. Loans and leases, net
      of unearned income,
      allowance, and reserve
      (item 4.a minus 4.b and 4.c)                   2125 16,208,531   4.d.
5. Assets  held in trading accounts                  3545 13,486,931   5.
6. Premises and fixed assets
     (including capitalized leases)                  2145    516,279   6.
7. Other real estate owned
   (from  Schedule  RC-M)                            2150     11,216   7.
8. Investments in unconsolidated
   subsidiaries and associated
   companies  (from  Schedule RC-M)                  2130     12,946   8.
9. Customers' liability to this
     bank on acceptances outstanding                 2155    501,943   9.
10.Intangible assets (from Schedule RC-M)            2143    111,683  10.
11.Other assets (from Schedule RC-F)                 2160  1,258,270  11.
12.Total assets (sum of items 1 through 11)          2170 49,325,966  12.


(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held in trading accounts.


Legal Title of Bank:       The First National Bank of Chicago
Address:                   One  First  National Plaza,  Suite 0460
City, State  Zip:          Chicago, IL  60670-0460
Call Date:                 06/30/95 ST-BK:  17-1630 FFIEC 031        Page RC-2
FDIC Certificate No.:      0/3/6/1/8

Schedule RC-Continued
                                Dollar Amounts in
                                    Thousands            Bil Mil Thou
LIABILITIES
13.Deposits:
   a. In domestic offices
      (sum of totals of columns
       A and C from Schedule
       RC-E, part 1)                               RCON 2200 14,889,235 13.a.
      (1) Noninterest-bearing
          (1)                   RCON 6631  5,895,584                    13.a.(1)
      (2) Interest-
          bearing               RCON 6636  8,993,651                    13.a.(2)
   b. In foreign offices, Edge
      and Agreement
      subsidiaries,and IBFs
      (from Schedule RC-E,
       part II)                                   RCFN 2200 13,289,760  13.b.
       (1) Noninterest bearing  RCFN 6631    315,549                    13.b.(1)
        (2)    Interest-bearing RCFN 6636 12,974,211                    13.b.(2)
14.Federal funds purchased and
   securities sold under agreements
   to repurchase in domestic offices
   of the bank and of its Edge and
   Agreement subsidiaries, and in IBFs:
   a. Federal   funds  purchased                 RCFD 0278  2,942,186  14.a.
   b. Securities sold under agreements
      to repurchase                              RCFD 0279  1,160,512  14.b.
15.a. Demand notes issued to
      the U.S. Treasury                          RCON 2840    112,768  15.a.
   b. Trading Liabilities                        RCFD 3548  7.872,221  15.b.
16.  Other borrowed money:
   a. With original maturity of
      one year or less                           RCFD 2332  2,402,829  16.a.
   b. With original maturity of
      more than one year                         RCFD 2333    643,987  16.b.
17.Mortgage indebtedness and
   obligations under capitalized
   leases                                        RCFD 2910    278,108  17.
18.Bank's liability on acceptance
   executed and outstanding                      RCFD 2920    501,943  18.
19.Subordinated notes and debentures             RCFD 3200  1,225,000  19.
20.Other liabilities
   (from Schedule RC-G)                          RCFD 2930    981,938  20.
21.Total liabilities (sum of
   items 13 through 20)                          RCFD 2948 46,300,487  21.
22.Limited-Life preferred stock
   and related surplus                           RCFD 3282          0  22.
EQUITY CAPITAL
23.Perpetual preferred stock
   and related surplus                           RCFD 3838          0  23.
24.Common stock                                  RCFD 3230    200,858  24.
25.Surplus (exclude all
   surplus related to preferred
   stock)                                        RCFD 3839  2,314,642  25.
26.a.Undivided profits and
     capital reserves                            RCFD 3632    510,093  26.a.
    b. Net unrealized holding gains
      (losses) on available-for-sale
      securities                                 RCFD 8434       (880) 26.b.
27.Cumulative foreign currency
   translation adjustments                       RCFD 3284        766  27.
28.Total equity capital (sum of items
   23 through 27)                                RCFD 3210  3,025,479  28.
29.Total liabilities, limited-life
   preferred stock, and equity
   capital (sum of items 21, 22,
   and 28)                                       RCFD 3300 49,325,966  29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external

                                                       Number
    auditors as of any date during 1993  . . . .. .RCFD 6724 N/A          M.1.

1 = Independent  audit of the bank        4 = Directors'examination of
    conducted in accordance                   the bank performed by other
    with generally accepted auditing          external auditors (may be
    standards by a certified public           required by state chartering
    accounting firm which submits
    a report on the bank
2 = Independent audit of the bank's       5 = Review  of the bank's financial
    parent  holding company conducted         statements by external auditors
    in accordance with generall           6 = Compilation  of the bank's
    accepted auditing  standards by a         financial statements by
    certified public accounting firm          external auditors
    which  submits  a report on the       7 = Other audit procedures
    consolidated holding company              (excluding tax
    (but  not  on  the bank separately)       preparation work)
3 = Directors' examination of the bank    8 = No external audit work
    conducted in accordance with
    generally accepted auditing
    standards by a certified public
    accounting firm (may be required
    by state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.